Bloom Energy Reports First Quarter 2025 Financial Results
•Record Q1 revenue with 38.6% year over year growth
•Reaffirming 2025 revenue and margin guidance

SAN JOSE, Calif., April 30, 2025 — Bloom Energy Corporation (NYSE: BE) reported today its financial results for the first quarter ended March 31, 2025. The company reported revenue of $326.0 million for the first quarter of 2025.

First Quarter Highlights

•Revenue of $326.0 million in the first quarter of 2025, an increase of 38.6% compared to $235.3 million in the first quarter of 2024. Product and service revenue of $265.4 million in the first quarter of 2025, an increase of 26.5% compared to $209.8 million in the first quarter of 2024.
•Gross margin of 27.2% in the first quarter of 2025, an increase of 11.0 percentage points compared to 16.2% in the first quarter of 2024; Non-GAAP gross margin of 28.7% in the first quarter of 2025, an increase of 11.2 percentage points compared to 17.5% in the first quarter of 2024.
•Operating loss of $19.1 million in the first quarter of 2025, an improvement of $29.9 million compared to operating loss of $49.0 million in the first quarter of 2024; Non-GAAP operating profit of $13.2 million in the first quarter of 2025, an improvement of $43.9 million compared to a non-GAAP operating loss of $30.7 million in the first quarter of 2024.
•We reiterate our 2025 revenue and margin guidance.

Bloom today also announced that CFO Dan Berenbaum will depart the Company effective May 1, 2025. Bloom has commenced a national search for a new permanent Chief Financial Officer, and in the interim, Maciej Kurzymski, Bloom’s Chief Accounting Officer since 2021, will assume the role of Acting Principal Financial Officer. Mr. Berenbaum’s departure is amicable and not the result of any disagreement with the company on any matter relating to the company’s accounting or financial policies and practices.

KR Sridhar, Founder, Chairman, and CEO of Bloom Energy said, “Building on our success in 2024, we delivered excellent results in the first quarter of 2025, thanks to the strong execution across the entire company, and the trust our customers place in us. We appreciate Dan’s contributions over the past year and wish him all the best in his next chapter. Looking ahead, the world needs power, and we expect demand to grow, driven by AI, data center needs and industrial electrification, and Bloom is well-positioned to serve these markets.”

Dan Berenbaum, Chief Financial Officer of Bloom Energy added, “We delivered record Q1 revenue and continue to execute in a strong commercial environment. I am excited about the future opportunities for Bloom, have full confidence in the finance organization and wish all employees the utmost success.”

Summary of Key Financial Metrics

Summary of GAAP Profit and Loss Statements

($000), except EPS data	Q1'25	Q4'24	Q1'24
Revenue	$326,021	$572,393	$235,298
Cost of Revenue	237,314	353,076	197,222
Gross Profit	88,707	219,317	38,076
Gross Margin	27.2%	38.3%	16.2%
Operating Expenses	107,777	114,611	87,093
Operating (Loss) Income	(19,070)	104,706	(49,017)
Operating Margin	(5.8)%	18.3%	(20.8)%
Non-Operating Expenses (Income)	4,744	(89)	8,507
Net (Loss) Profit to Common Stockholders	$(23,814)	$104,795	$(57,524)
GAAP EPS, Basic	$(0.10)	$0.46	$(0.25)
GAAP EPS, Diluted	$(0.10)	$0.38	$(0.25)

Summary of Non-GAAP Financial Information1

($000), except EPS data	Q1'25	Q4'24	Q1'24
Revenue	$326,021	$572,393	$235,298
Cost of Revenue	232,530	347,299	194,071
Gross Profit	93,492	225,094	41,226
Gross Margin	28.7%	39.3%	17.5%
Operating Expenses	80,317	91,672	71,962
Operating Income (Loss)	13,175	133,422	(30,736)
Operating Margin	4.0%	23.3%	(13.1)%
EBITDA	$25,161	$147,316	$(18,218)
Non-GAAP EPS, Basic	$0.03	$0.52	$(0.17)
Non-GAAP EPS, Diluted	$0.03	$0.43	$(0.17)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2025:

•Revenue: $1.65B - $1.85B
•Non-GAAP Gross Margin:* ~29%
•Non-GAAP Operating Income:* $135M - $165M

*See “Use of Non-GAAP Financial Measures” below for an explanation of Bloom is not able to provide guidance with respect to the corresponding GAAP measures.

Conference Call Details

Bloom will host a conference call today, April 30, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call toll-free dial-in number: +1 (888) 596-4144 and toll-dial-in-number +1 (646) 968-2525. The conference ID is 5744085. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (800) 770-2030 or +1 (609) 800-9909 and entering passcode 5744085.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2025 outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating income measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors.

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their power needs. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon electricity today and a net-zero future. For more information, visit www.BloomEnergy.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management based on information currently available to management at the time they are made. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding: commercial environment and Bloom’s ability to execute; market demand for energy solutions, Bloom’s opportunities and Bloom’s capacity to meet such demand; and Bloom’s 2025 outlook for revenue and profitability. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events, results, circumstances, outcomes and timing due to a variety of factors including, but not limited to: Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; adapting to the new government bidding process in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; supply constraints; the availability of rebates, tax credits and other tax benefits; impact of the Inflation Reduction Act of 2022, including expiration of the Investment Tax Credit with respect to fuel cells running on non-zero carbon fuels and transferability of tax credits on our business; changes in the regulatory landscape; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays related to the installation of its Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; trade policies including tariffs; overall electricity generation market; management transitions; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 27, 2025, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Michael Tierney Bloom Energy investor@bloomenergy.com	Media: Katja Gagen press@bloomenergy.com

Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents[1]	$794,751	$802,851
Restricted cash	6,203	110,622
Accounts receivable less allowance for credit losses of $119 as of March 31, 2025, and December 31, 2024[1,2]	333,981	335,841
Contract assets[3]	143,619	145,162
Inventories[1]	612,504	544,656
Deferred cost of revenue	66,515	58,792
Prepaid expenses and other current assets[1,4]	51,305	46,203
Total current assets	2,008,878	2,044,127
Property, plant and equipment, net[1]	405,879	403,475
Operating lease right-of-use assets[1,5]	118,292	122,489
Restricted cash	30,404	37,498
Deferred cost of revenue	651	3,629
Other long-term assets[1,6]	43,880	46,136
Total assets	$2,607,984	$2,657,354
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable[1]	$144,998	$92,704
Accrued warranty[7]	10,283	16,559
Accrued expenses and other current liabilities[1,8]	104,296	138,450
Deferred revenue and customer deposits[9]	168,444	243,314
Operating lease liabilities[1,10]	20,214	19,642
Financing obligations	21,553	11,704
Recourse debt	114,631	114,385
Total current liabilities	584,419	636,758
Deferred revenue and customer deposits[1,11]	47,173	43,105
Operating lease liabilities[1,12]	119,487	124,523
Financing obligations	229,872	244,132
Recourse debt	1,012,113	1,010,350
Non-recourse debt[1,13]	4,069	4,057
Other long-term liabilities	9,396	9,213
Total liabilities	$2,006,529	$2,072,138
Commitments and contingencies

	March 31,	December 31,
	2025	2024
Stockholders’ equity:
Common stock: $0.0001 par value; Class A shares — 600,000,000 shares and 600,000,000 shares authorized, and 231,969,446 shares and 229,142,474 shares issued and outstanding, and Class B shares — 470,092,742 shares and 600,000,000 shares authorized, and no shares issued and outstanding at March 31, 2025, and December 31, 2024, respectively.	23	23
Additional paid-in capital	4,502,881	4,462,659
Accumulated other comprehensive loss	(2,270)	(2,593)
Accumulated deficit	(3,922,363)	(3,897,618)
Total equity attributable to common stockholders	578,271	562,471
Noncontrolling interest	23,184	22,745
Total stockholders’ equity	$601,455	$585,216
Total liabilities and stockholders’ equity	$2,607,984	$2,657,354

1 We have a variable interest entity related to a joint venture in the Republic of Korea, which represents a portion of the consolidated balances recorded within these financial statement line items.
2 Including amounts from related parties of $100.3 million and $93.5 million as of March 31, 2025, and December 31, 2024, respectively.
3 Including amounts from related parties of $0.7 million and $0.8 million as of March 31, 2025, and December 31, 2024, respectively.
4 Including amounts from related parties of $1.5 million and $1.2 million as of March 31, 2025, and December 31, 2024, respectively.
5 Including amounts from related parties of $1.3 million and $1.4 million as of March 31, 2025, and December 31, 2024, respectively.
6 Including amounts from related parties of $8.4 million and $8.8 million as of March 31, 2025, and December 31, 2024, respectively.
7 Including amounts from related parties of $1.2 million and $1.2 million as of March 31, 2025, and December 31, 2024, respectively.
8 Including amounts from related parties of $5.7 million and $4.0 million as of March 31, 2025, and December 31, 2024, respectively.
9 Including amounts from related parties of $6.6 million and $8.9 million as of March 31, 2025, and December 31, 2024, respectively.
10 Including amounts from related parties of $0.5 million and $0.4 million as of March 31, 2025, and December 31, 2024, respectively.
11 Including amounts from related parties of $1.9 million and $3.3 million as of March 31, 2025, and December 31, 2024, respectively.
12 Including amounts from related parties of $0.9 million and $1.0 million as of March 31, 2025, and December 31, 2024, respectively.
13 Including amounts from related parties of $4.1 million and $4.1 million as of March 31, 2025, and December 31, 2024, respectively.

Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024	Three Months Ended March 31, 2024
Revenue:
Product	$211,869	$471,711	$153,364
Installation	33,651	36,089	11,444
Service	53,548	53,790	56,460
Electricity	26,953	10,803	14,030
Total revenue[1]	326,021	572,393	235,298
Cost of revenue:
Product	139,573	253,634	115,757
Installation	33,315	34,107	15,353
Service	52,858	54,691	56,506
Electricity	11,568	10,644	9,606
Total cost of revenue[2]	237,314	353,076	197,222
Gross profit	88,707	219,317	38,076
Operating expenses:
Research and development	40,612	39,465	35,485
Sales and marketing	22,265	21,838	13,599
General and administrative[3]	44,900	53,308	38,009
Total operating expenses	107,777	114,611	87,093
(Loss) income from operations	(19,070)	104,706	(49,017)
Interest income	8,553	4,925	7,531
Interest expense[4]	(14,411)	(15,951)	(14,546)
Other income (expense), net	2,048	12,237	(1,170)
(Loss) gain on revaluation of embedded derivatives	(103)	(378)	158
(Loss) profit before income taxes	(22,983)	105,539	(57,044)
Income tax provision (benefit)	431	382	(501)
Net (loss) profit	(23,414)	105,157	(56,543)
Less: Net income attributable to noncontrolling interest	400	362	981
Net (loss) income attributable to common stockholders	(23,814)	104,795	(57,524)
Net (loss) earnings per share available to common stockholders, basic	$(0.10)	$0.46	$(0.25)
Net (loss) earnings per share available to common stockholders, diluted	$(0.10)	$0.38	$(0.25)
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, basic	230,210	228,728	225,587
Weighted average shares used to compute net (loss) earnings per share available to common stockholders, diluted	230,210	294,429	225,587

1 Including related party revenue of $2.8 million, $3.0 million, and $122.2 million, and for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
2 Including related party cost of revenue of $0.1 million and $0.02 million for the three months ended December 31, 2024, and three months ended March 31, 2024, respectively. There was no related party cost of revenue three months ended March 31, 2025.

3 Including related party general and administrative expenses of $0.2 million, $0.2 million, and $0.2 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
4 Including related party interest expense of $0.1 million, $0.1 million, and $0.1 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.

Condensed Consolidated Statement of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024	Three Months Ended March 31, 2024
Cash flows from operating activities:
Net (loss) profit	$(23,414)	$105,157	$(56,543)
Adjustments to reconcile net (loss) profit to net cash (used in) provided by operating activities:
Depreciation and amortization	11,986	13,893	12,518
Non-cash lease expense	8,068	8,792	8,951
Loss (gain) on disposal of property, plant and equipment	102	193	(2)
Revaluation of derivative contracts	103	378	(158)
Stock-based compensation expense	30,054	27,408	18,136
Amortization of debt issuance costs	1,859	1,861	1,471
Net gain on failed sale-and-leaseback transactions	(767)	(12,387)	—
Unrealized foreign currency exchange (gain) loss	(2,208)	3,698	1,136
Other	(26)	54	(50)
Changes in operating assets and liabilities:
Accounts receivable[1]	2,257	257,469	(7,615)
Contract assets[2]	1,543	(24,088)	7,578
Inventories	(65,575)	38,717	(24,965)
Deferred cost of revenue[3]	(4,501)	(18,275)	(10,183)
Prepaid expenses and other[4]	(5,102)	1,460	3,509
Other long-term assets[5]	2,256	3,381	(2,155)
Operating lease right-of-use assets and operating lease liabilities	(8,335)	(9,327)	(8,807)
Financing lease liabilities	451	1,151	97
Accounts payable[6]	52,564	(35,262)	(33,455)
Accrued warranty	(6,276)	1,550	(10,129)
Accrued expenses and other liabilities[7]	(34,881)	8,050	(32,996)
Deferred revenue and customer deposits[8]	(70,802)	111,078	(13,454)
Other long-term liabilities	(38)	(723)	(150)
Net cash (used in) provided by operating activities	(110,682)	484,228	(147,266)
Cash flows from investing activities:
Purchase of property, plant and equipment	(14,259)	(11,106)	(21,435)
Proceeds from sale of property, plant and equipment	43	34	7
Net cash used in investing activities	(14,216)	(11,072)	(21,428)
Cash flows from financing activities:
Proceeds from financing obligations	—	—	1,334
Repayment of financing obligations	(2,671)	(70,431)	(4,958)
Proceeds from issuance of common stock	7,651	1,251	6,816
Contributions from noncontrolling interest	—	—	3,958
Other	150	—	—
Net cash provided by (used in) financing activities	5,130	(69,180)	7,150

	Three Months Ended March 31, 2025	Three Months Ended December 31, 2024	Three Months Ended March 31, 2024
Effect of exchange rate changes on cash, cash equivalent, and restricted cash	155	(2,156)	(912)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(119,613)	401,820	(162,456)
Cash, cash equivalents, and restricted cash:
Beginning of period	950,971	549,151	745,178
End of period	$831,358	$950,971	$582,722

1 Including changes in related party balances of $6.8 million, $81.0 million, and $30.3 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
2 Including changes in related party balances of $0.1 million and $3.3 million for the three months ended March 31, 2025, and three months ended March 31, 2024, respectively. There were no associated related party balances as of December 31, 2024.
3 Including changes in related party balances of $0.9 million for the three months ended March 31, 2024. There were no related party balances as of March 31, 2025, or December 31, 2024.
4 Including changes in related party balances of $0.3 million, $0.2 million, and $0.1 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
5 Including changes in related party balances of $0.4 million, $0.3 million, and $0.8 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
6 Including changes in related party balances of $0.1 million for the three months ended March 31, 2024. There were no related party balances as of March 31, 2025, or December 31, 2024.
7 Including changes in related party balances of $1.7 million, $3.6 million, and $2.7 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.
8 Including changes in related party balances of $3.6 million, $1.1 million, and $0.8 million for the three months ended March 31, 2025, three months ended December 31, 2024, and three months ended March 31, 2024, respectively.

Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
(in thousands, except percentages)

	Q1'25	Q4'24	Q1'24
GAAP revenue	$326,021	$572,393	$235,298
GAAP cost of sales	237,314	353,076	197,222
GAAP gross profit	88,707	219,317	38,076
Non-GAAP adjustments:
Stock-based compensation expense	4,829	4,877	3,814
Restructuring	(212)	54	(663)
Other	168	846	—
Non-GAAP gross profit	$93,492	$225,094	$41,226
GAAP gross margin %	27.2%	38.3%	16.2%
Non-GAAP adjustments	1.5%	1.0%	1.3%
Non-GAAP gross margin %	28.7%	39.3%	17.5%

	Q1'25	Q4'24	Q1'24
GAAP (loss) income from operations	$(19,070)	$104,706	$(49,017)
Non-GAAP adjustments:
Stock-based compensation expense	32,201	27,655	18,860
Restructuring	(162)	179	(616)
Other	206	882	37
Non-GAAP earnings (loss) from operations	$13,175	$133,422	$(30,736)

GAAP operating margin %	(5.8)%	18.3%	(20.8)%
Non-GAAP adjustments	9.9%	5.0%	7.8%
Non-GAAP operating margin %	4.0%	23.3%	(13.1)%

Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS)
(unaudited)
(in thousands, except share data)

	Q1'25	Q4'24	Q1'24
Net (loss) income to Common Stockholders	$(23,814)	$104,795	$(57,524)
Non-GAAP adjustments:
Add back: Income attributable to noncontrolling interest	400	362	981
Stock-based compensation expense	32,201	27,655	18,860
Effects of assets buyout and repowering	(2,514)	(15,971)	(12)
Restructuring	(162)	179	(616)
Loss (gain) on derivative liabilities	103	378	(158)
Other	206	1,088	37
Adjusted Net Profit (Loss)	$6,420	$118,486	$(38,432)

Adjusted net earnings (loss) per share (EPS), Basic	$0.03	$0.52	$(0.17)
Adjusted net earnings (loss) per share (EPS), Diluted	$0.03	$0.43	$(0.17)
Weighted average shares outstanding attributable to common stockholders, Basic	230,210	228,728	225,587
Weighted-average shares outstanding attributable to common stockholders, Diluted	230,210	294,429	225,587

Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA
(unaudited)
(in thousands)

	Q1'25	Q4'24	Q1'24
Net (loss) income to Common Stockholders	$(23,814)	$104,795	$(57,524)
Add back: Income attributable to noncontrolling interest	400	362	981
Stock-based compensation expense	32,201	27,655	18,860
Effects of assets buyout and repowering	(2,514)	(15,971)	(12)
Restructuring	(162)	179	(616)
Loss (gain) on derivative liabilities	103	378	(158)
Other	206	1,088	37
Adjusted Net Profit (Loss)	6,420	118,486	(38,432)
Depreciation & amortization	11,986	13,893	12,518
Income tax provision (benefit)	431	382	(501)
Interest expense, Other income, net	6,324	14,555	8,197
Adjusted EBITDA	$25,161	$147,316	$(18,218)

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on a GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loos)), non-GAAP basic and diluted earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross margin and non-GAAP operating margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit is gross profit.
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations) is operating income (loss) (earnings (loss) from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net profit (loss) (non-GAAP net earnings (loss)) is net profit (loss) (net earnings (loss)).
•The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net profit (loss) (net earnings (loss)).

Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Non-GAAP net profit (loss) (non-GAAP net earnings (loss)) and non-GAAP diluted earnings per share consist of net earnings (loss) or diluted net earnings (loss) per share excluding charges relating to income attributable to noncontrolling interest, charges relating to stock-based compensation expense, effects of assets buyout and repowering, restructuring (expense reversals) charges, loss (gain) on derivative liabilities, and other charges. Adjusted EBITDA is defined as net profit (loss) before interest (income and expense), income tax provision (benefit), depreciation and amortization expense, income attributable to noncontrolling interest, charges relating to stock-based compensation expense, restructuring (expense reversals) charges, and other charges. Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy’s historical and prospective financial performance, as well as Bloom Energy’s performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy’s consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Income attributable to noncontrolling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with the joint venture in the Republic of Korea.
•Effects of assets buyout and repowering consists of two components:
(i)    Net gain on failed sale-and-leaseback transactions as a result of termination of multiple Managed Services sites, consisting of loss on impairment of related fixed assets offset against gain on extinguishment of debt as a result of derecognition of respective financing obligations adjusted by cash paid for assets buyback in the first and the fourth quarter of fiscal year 2024, including partial reimbursement from a financier for the same asset buyback in the first quarter of fiscal year 2025; and
(ii)    Selling profit on sales-type lease of $3.6 million as a result of derecognition of the old Energy Server systems, incurred as a result of the difference between the partial amount of $5.1 million customer deposit previously paid by the financier and the carrying amount of the old Energy Server systems determined at the time of the buyout of $1.5 million in the fourth quarter of fiscal year 2024; and $1.7 million pertaining to relative selling price allocation in the first quarter of fiscal year 2025 for the same sale-type lease transaction.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives.
•Restructuring charges and reversals are represented by severance expense, facility closure costs, and other costs.

•Other represents (1) sales property tax of $0.7 million for the three months ended December 31, 2024; (2) site termination costs of $0.2 million, and $0.2 million for the three months ended March 31, 2025, and the three months ended December 31, 2024, respectively; (3) loss on termination of lease agreement of $0.2 million for the three months ended December 31, 2024; and (4) immaterial amounts of quarterly amortization of acquired intangible assets.
•Adjusted EBITDA is defined as Adjusted Net Profit (Loss) before depreciation and amortization expense, income tax provision (benefit), interest income (expense), other income, net. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

For more information about these non-GAAP financial measures, please see the tables captioned “Reconciliation of GAAP to Non-GAAP Financial Measures,” “Reconciliation of GAAP Net Profit (Loss) to non-GAAP Net Profit (Loss) and Computation of non-GAAP Net Earnings (Loss) per Share (EPS),” and “Reconciliation of GAAP Net (Loss) Income to Adjusted EBITDA” set forth in this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), and non-GAAP diluted earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Income attributable to noncontrolling interest and (loss) gain on derivatives liabilities, though not directly affecting Bloom Energy’s cash position, represent the (loss) gain in value of certain assets and liabilities. The expense associated with this (loss) gain in value is excluded from non-GAAP net earnings (loss), and non-GAAP diluted earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit (loss), non-GAAP gross profit margin, non-GAAP operating profit (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating profit margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss) (non-GAAP earnings (loss) from operations), non-GAAP operating profit margin, non-GAAP net profit (loss) (non-GAAP net earnings (loss)), non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors to see Bloom Energy’s results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy’s operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy’s operating performance with the performance of other companies in Bloom Energy’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.